Exhibit 99

VF Corporation Reports Fourth Quarter and Full Year Fiscal 2019 Results; Provides Outlook for Full Year Fiscal 2020

  Full year fiscal 2019 revenue from continuing operations increased 12 percent (up 13 percent in constant dollars) to $13.8 billion; excluding acquisitions net of divestitures, revenue increased 7 percent (up 8 percent in constant dollars);
  Full year fiscal 2019 Active segment revenue increased 16 percent (up 18 percent in constant dollars) including a 24 percent (26 percent in constant dollars) increase in Vans® brand revenue; Outdoor segment revenue increased 9 percent (up 10 percent in constant dollars) including a 9 percent (10 percent in constant dollars) increase in The North Face® brand revenue and a 5-percentage point revenue growth contribution from acquisitions;
  Full year fiscal 2019 international revenue increased 10 percent (up 13 percent in constant dollars) including a 5-percentage point revenue growth contribution from acquisitions net of divestitures; China revenue increased 22 percent (up 24 percent in constant dollars), including a 5-percentage point revenue growth contribution from acquisitions;
  Full year fiscal 2019 direct-to-consumer revenue increased 14 percent (up 15 percent in constant dollars) including a 3-percentage point revenue growth contribution from acquisitions net of divestitures; Digital revenue increased 32 percent (up 33 percent in constant dollars), including an 8-percentage point revenue growth contribution from acquisitions net of divestitures;
  Full year fiscal 2019 reported gross margin from continuing operations increased 10 basis points to 50.7 percent. On an adjusted basis, gross margin increased 30 basis points to 51.0 percent;
  Full year fiscal 2019 reported earnings per share from continuing operations was $3.14. Adjusted earnings per share from continuing operations increased 20 percent to $3.78 (up 22 percent in constant dollars) including a $0.15 per share contribution from acquisitions net of divestitures. Adjusted earnings per share from continuing operations includes $20 million, or $0.04 per share, of incremental investment relative to the company's prior adjusted earnings per share outlook of $3.73 provided on January 18, 2019;
  Full year fiscal 2019 cash flow from operations reached approximately $1.7 billion. On an adjusted basis, cash flow from operations reached nearly $1.8 billion;
  Full year fiscal 2020 revenue is expected to be in the range of $11.7 billion to $11.8 billion, reflecting growth of approximately 5 percent to 6 percent compared to historical results excluding Kontoor Brands, or approximately 7 percent to 8 percent on a constant dollar basis, excluding the impact of acquisitions net of divestitures; and,
  Full year fiscal 2020 adjusted earnings per share is expected to be in the range of $3.30 to $3.35, reflecting estimated growth of 15 percent to 17 percent compared to historical results excluding Kontoor Brands, or approximately 17 percent to 19 percent on a constant dollar basis, excluding the impact of acquisitions net of divestitures.

GREENSBORO, N.C.--(BUSINESS WIRE)--May 22, 2019--VF Corporation (NYSE: VFC) today reported financial results for its fourth quarter and full year ended March 30, 2019. All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Nautica® Brand Business and Licensing Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Williamson-Dickie, Icebreaker®, Altra®, Reef®, and Jeans Spin-Off Transaction and Deal Related Expenses, Costs Related to Office Relocations and Other Strategic Business Decisions, and the Provisional Impact of U.S. Tax Legislation.” This release also refers to "Excluding Kontoor Brands" amounts, a term that is described under the heading "Separation of Kontoor Brands." Unless otherwise noted, “reported” and “adjusted” amounts are the same.

“Fiscal 2019 marked one of the most significant periods of transformation in VF's 120-year history, highlighted by our announcement to spin off our Jeans business as an independent, publicly traded company,” said Steve Rendle, Chairman, President and Chief Executive Officer. “Despite the tremendous workload, we remained sharply focused and delivered another year of strong financial results and top quartile returns to our shareholders."

Rendle continued, "As we enter fiscal 2020, our portfolio is well positioned, and our growth and momentum are strong, fueled by the investments we are making in support of our long-term strategy. The bold decisions we continue to make to evolve our company underpin the transformational journey we're on to deliver on our commitment to be a purpose-led, performance-driven and value-creating enterprise capable of delivering sustainable long-term shareholder value.”

Separation of Kontoor Brands

As previously announced, on April 30, 2019, VF's Board of Directors approved the separation of its Jeans business (the “Separation”), which will be achieved through the distribution of 100 percent of the shares of Kontoor Brands, Inc. ("Kontoor Brands") to holders of VF common stock on the record date of May 10, 2019. VF stockholders of record will receive one share of Kontoor Brands common stock for every seven shares of VF common stock. The distribution is expected to be completed after the close of the New York Stock Exchange today, May 22, 2019. Following the Separation, Kontoor Brands will be an independent, publicly traded company, and VF will retain no ownership interest in Kontoor Brands. Kontoor Brands has received approval for the listing of its common stock on the New York Stock Exchange under the symbol “KTB.”

In the context of VF's review of historical results, this release refers to "excluding Kontoor Brands" amounts, which exclude the historical results of VF’s Jeans reportable segment, Wrangler® RIGGS brand (included in the Work reportable segment) and VF OutletTM business (included in the Other category presented in the reconciliation of reportable segment results). The results are not indicative of the results of Kontoor Brands as a standalone entity, and are not representative of VF’s discontinued operations view of consolidated results after the separation of Kontoor Brands is complete.

In addition, the release provides adjusted fiscal 2020 outlook information reflecting management’s best estimates of the impact the separation of Kontoor Brands may have on VF’s fiscal 2019 financial information and fiscal 2020 outlook on a discontinued operations basis, along with other adjustments. VF’s analysis of the separation of Kontoor Brands has not been completed and is subject to change.

In connection with a distribution date of May 22, 2019, VF will file its Current Report on Form 8-K, no later than May 29, 2019, which will include supplemental financial information on VF, illustrating Kontoor Brands on a discontinued operations basis under U.S. generally accepted accounting principles ("GAAP"), for certain historical periods.

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars and on foreign currency-denominated transactions in countries with highly inflationary economies. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Nautica® Brand Business and Licensing Business

On April 30, 2018, the company completed the sale of its Nautica® brand business. On April 28, 2017, the company completed the sale of its Licensed Sports Group ("LSG") business, including the Majestic® brand. In conjunction with the LSG divestiture, VF executed its plan to entirely exit the licensing business and completed the sale of the assets of the JanSport® brand collegiate business in the fourth quarter of 2017. Accordingly, the company has included the operating results of these businesses in discontinued operations through their respective dates of sale.

Adjusted Amounts - Excluding Williamson-Dickie, Icebreaker®, Altra®, Reef®, and Jeans Spin-Off Transaction and Deal Related Expenses, Costs Related to Office Relocations and Other Strategic Business Decisions, and the Provisional Impact of U.S. Tax Legislation

This release refers to adjusted amounts that exclude transaction and deal related expenses associated with the acquisitions and integration of Williamson-Dickie, Icebreaker® and Altra®, and expenses and losses on sale related to the divestitures of the Reef® brand and the Van Moer business, which was acquired in connection with the Williamson-Dickie acquisition. The release also refers to transaction expenses associated with the planned spin-off of the Jeans business. Total transaction and deal related expenses, including the losses on sale, were approximately $57 million in the fourth quarter of fiscal 2019 and $191 million in fiscal 2019.

This release also refers to adjusted amounts that exclude costs primarily associated with the previously announced relocations of VF’s global headquarters and certain brands to Denver, Colorado. The release also refers to costs related to strategic business decisions to cease operations in Argentina and planned business model changes in certain other countries in South America. Total costs were approximately $61 million in the fourth quarter of fiscal 2019 and $79 million in fiscal 2019.

Adjusted amounts in this release also exclude the provisional amounts recorded due to recent U.S. tax legislation. On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act ("Tax Act"). Measurement period adjustments related to the provisional net charge and subsequent adjustments related to published Tax Act regulations resulted in a net expense of approximately $14 million in the fourth quarter of fiscal 2019 and $37 million in fiscal 2019.

Combined, the above net charges negatively impacted earnings per share by $0.28 during the fourth quarter of fiscal 2019 and $0.64 during fiscal 2019. All adjusted amounts referenced herein exclude the effects of these amounts.

Adjusted cash flow from operations reflects the impact of the cash-related acquisition, divestiture, integration, separation, relocation and other strategic business decision costs paid in fiscal 2019.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts, which are considered non-GAAP measures, are presented in the supplemental financial information included with this release that identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Fourth Quarter Fiscal 2019 Income Statement Review

  Revenue increased 6 percent (up 9 percent in constant dollars) to $3.2 billion, driven by VF's largest brands, international and direct-to-consumer businesses, as well as strength from the Active, Outdoor and Work segments. Excluding Kontoor Brands, revenue increased 8 percent (up 12 percent in constant dollars).
  Gross margin declined 20 basis points to 50.3 percent on a reported basis. On an adjusted basis, gross margin increased 30 basis points, including a 70 basis point negative impact from Kontoor Brands, to 51.1 percent.
  Operating income on a reported basis was $194 million. On an adjusted basis, operating income declined 5 percent to $313 million, including a $7 million contribution from acquisitions net of divestitures. Excluding Kontoor Brands, adjusted operating income increased 3 percent. Operating margin on a reported basis declined 420 basis points to 6.0 percent. Adjusted operating margin declined 110 basis points, including a 70 basis point negative impact from Kontoor Brands, to 9.7 percent.
  Earnings per share was $0.32 on a reported basis. On an adjusted basis, earnings per share declined 10 percent (4 percent in constant dollars) to $0.60, including a $0.01 contribution from acquisitions net of divestitures, and $0.04 per share ($20 million pretax) of incremental investment relative to the company's prior outlook provided on January 18, 2019.

Full Year Fiscal 2019 Income Statement Review

  Revenue increased 12 percent (up 13 percent in constant dollars) to $13.8 billion. Excluding acquisitions net of divestitures, revenue increased 7 percent (up 8 percent in constant dollars), driven by VF's largest brands, international and direct-to-consumer businesses, as well as strength from the Active, Outdoor and Work segments. Excluding Kontoor Brands, revenue increased 16 percent (up 18 percent in constant dollars), or 10 percent (11 percent in constant dollars), excluding acquisitions net of divestitures.
  Gross margin increased 10 basis points to 50.7 percent on a reported basis. On an adjusted basis, gross margin increased 30 basis points, including a 10 basis point negative impact from Kontoor Brands, to 51.0 percent. Excluding acquisitions net of divestitures, adjusted gross margin increased 70 basis points to 51.4 percent.
  Operating income on a reported basis increased 10 percent to $1.7 billion. On an adjusted basis, operating income increased 21 percent to $1.9 billion, including a $73 million contribution from acquisitions net of divestitures. Excluding Kontoor Brands, adjusted operating income increased 32 percent. Operating margin on a reported basis decreased 30 basis points to 12.1 percent. Adjusted operating margin increased 110 basis points, including a 50 basis point negative impact from Kontoor Brands, to 13.8 percent.
  Earnings per share on a reported basis increased 63 percent to $3.14. Adjusted earnings per share increased 20 percent (up 22 percent in constant dollars) to $3.78, including a $0.15 contribution from acquisitions net of divestitures. Relative to the company's original outlook provided on May 4, 2018, full year fiscal 2019 earnings per share included a $0.13 (about $65 million pretax) impact from incremental investments.

Balance Sheet and Cash Flow Highlights

Inventories were up 4 percent compared to March 2018 levels. In fiscal year 2019, VF’s cash flow from operations reached approximately $1.7 billion, or nearly $1.8 billion on an adjusted basis. The company also returned more than $900 million to shareholders through dividends and share repurchases.

Adjusted Full Year Fiscal 2020 Outlook

VF’s outlook for full year fiscal 2020 is on an adjusted continuing operations basis unless otherwise noted, excludes Kontoor Brands and includes the following:

  Revenue is expected to be in the range of $11.7 billion to $11.8 billion, reflecting growth of approximately 5 percent to 6 percent, or approximately 7 percent to 8 percent on a constant dollar basis excluding the impact of acquisitions net of divestitures. By segment, revenue for Outdoor is expected to increase approximately 4 percent to 5 percent, or approximately 5 percent to 6 percent on a constant dollar basis, excluding the impact of acquisitions; revenue for Active is expected to increase approximately 6 percent to 7 percent, or approximately 9 percent to 10 percent on a constant dollar basis excluding the impact of divestitures; and, revenue for Work is expected to increase approximately 3 percent to 5 percent, or approximately 4 percent to 6 percent on a constant dollar basis, excluding the impact of divestitures.
  International revenue is expected to increase approximately 4 percent to 6 percent, or approximately 7 percent to 9 percent on a constant dollar basis, excluding the impact of acquisitions net of divestitures. By geographic region, European revenue is expected to increase approximately 1 percent to 3 percent, or approximately 5 percent to 7 percent on a constant dollar basis, excluding the impact of acquisitions net of divestitures. In the Asia Pacific region, revenue is expected to increase approximately 12 percent to 14 percent, or approximately 14 percent to 16 percent on a constant dollar basis. And, in the Americas (non-U.S.) region, revenue is expected to increase approximately 2 percent to 4 percent, or approximately 3 percent to 5 percent on a constant dollar basis. Revenue growth in the Americas (non-U.S.) region is expected to be negatively impacted by approximately 6 percentage points as a result of planned strategic business model changes.
  Direct-to-consumer revenue is expected to increase approximately 9 percent to 11 percent, or approximately 10 percent to 12 percent on a constant dollar basis, including 25 percent growth in digital.
  Adjusted gross margin is expected to approach 54.0 percent, which represents an estimated increase of approximately 60 basis points.
  Adjusted operating margin is expected to be 13.7 percent, which represents an estimated increase of approximately 60 basis points.
  Adjusted earnings per share is expected to be in the range of $3.30 to $3.35, reflecting estimated growth of approximately 15 percent to 17 percent, or approximately 17 percent to 19 percent on a constant dollar basis, excluding the impact of acquisitions net of divestitures.
  Adjusted cash flow from operations is expected to be at least $1.3 billion.
  Other full year assumptions include an effective tax rate in the range of 15 percent to 15.5 percent and capital expenditures of just under $400 million.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.51 per share, payable on June 20, 2019, to shareholders of record on June 10, 2019.

Webcast Information

VF will host its fourth quarter fiscal 2019 conference call beginning at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on fourth quarter fiscal 2019 results will be available at ir.vfc.com beginning at approximately 7:30 a.m. Eastern Time today and will be archived at the same location.

About VF

VF Corporation (NYSE: VFC) outfits consumers around the world with its diverse portfolio of iconic lifestyle brands, including Vans®, The North Face®, Timberland®, Wrangler® and Lee®. Founded in 1899, VF is one of the world’s largest apparel, footwear and accessories companies with socially and environmentally responsible operations spanning numerous geographies, product categories and distribution channels. VF is committed to delivering innovative products to consumers and creating long-term value for its customers and shareholders. For more information, visit www.vfc.com.

Forward-looking Statements

Certain statements included in this release and attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: risks associated with the proposed spin-off of our Jeanswear business, including the risk that the spin-off will not be consummated within the anticipated time period or at all; the risk of disruption to our business in connection with the proposed spin-off and that we could lose revenue as a result of such disruption; the risk that the companies resulting from the spin-off do not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of both businesses; and the risk that the combined value of the common stock of the two publicly-traded companies will not be equal to or greater than the value of VF Corporation common stock had the spin-off not occurred. There are also risks associated with the relocation of our global headquarters and a number of brands to the metro Denver area, including the risk of significant disruption to our operations, the temporary diversion of management resources and loss of key employees who have substantial experience and expertise in our business, the risk that we may encounter difficulties retaining employees who elect to transfer and attracting new talent in the Denver area to replace our employees who are unwilling to relocate, the risk that the relocation may involve significant additional costs to us and that the expected benefits of the move may not be fully realized. Other risks include foreign currency fluctuations; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; VF's reliance on a small number of large customers; the financial strength of VF's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; VF's ability to implement its business strategy; VF's ability to grow its international and direct-to-consumer businesses; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF's facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF's ability to properly collect, use, manage and secure consumer and employee data; stability of VF's manufacturing facilities and foreign suppliers; continued use by VF's suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the pending exit of the United Kingdom from the European Union ("Brexit") or any other similar referendums that may be held; and adverse or unexpected weather conditions. More information on potential factors that could affect VF's financial results is included from time to time in VF's public reports filed with the Securities and Exchange Commission, including VF's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

VF CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March		%	Twelve Months Ended March		%
	2019	2018 (a)	Change	2019	2018 (a)	Change
Net revenues	$3,212,969	$3,045,446	6%	$13,848,660	$12,356,283	12%
Costs and operating expenses
Cost of goods sold	1,595,431	1,506,335	6%	6,827,481	6,107,671	12%
Selling, general and administrative expenses	1,423,154	1,229,046	16%	5,345,339	4,718,725	13%
Total costs and operating expenses	3,018,585	2,735,381	10%	12,172,820	10,826,396	12%
Operating income	194,384	310,065	(37)%	1,675,840	1,529,887	10%
Interest, net	(12,181)	(21,165)	(42)%	(85,425)	(86,857)	(2)%
Other income (expense), net	(6,516)	5,233	*	(63,011)	(1,799)	*
Income from continuing operations before income taxes	175,687	294,133	(40)%	1,527,404	1,441,231	6%
Income taxes	46,883	32,969	42%	268,400	672,134	(60)%
Income from continuing operations	128,804	261,164	(51)%	1,259,004	769,097	64%
Income (loss) from discontinued operations, net of tax	—	(8,371)	*	788	(110,544)	*
Net income	$128,804	$252,793	(49)%	$1,259,792	$658,553	91%
Earnings (loss) per common share - basic (b)
Continuing operations	$0.33	$0.66	(51)%	$3.19	$1.95	64%
Discontinued operations	—	(0.02)	*	—	(0.28)	*
Total earnings per common share - basic	$0.33	$0.64	(49)%	$3.19	$1.67	91%
Earnings (loss) per common share - diluted (b)
Continuing operations	$0.32	$0.65	(51)%	$3.14	$1.92	63%
Discontinued operations	—	(0.02)	*	—	(0.28)	*
Total earnings per common share - diluted	$0.32	$0.63	(49)%	$3.15	$1.65	91%
Weighted average shares outstanding
Basic	395,405	395,253		395,189	395,038
Diluted	400,731	401,276		400,496	399,888
Cash dividends per common share	$0.51	$0.46	11%	$1.94	$1.76	10%

* Calculation not meaningful

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year. In connection with the change in fiscal year end to the Saturday closest to March 31 from the Saturday closest to December 31, VF's current fiscal year ran from April 1, 2018 through March 30, 2019 ("fiscal 2019"). For presentation purposes herein, all references to periods ended March 2019 relate to the 13-week and 52-week fiscal periods ended March 30, 2019 and all references to periods ended March 2018 relate to the 13-week and 52-week periods ended March 31, 2018.

(a) In the first quarter of fiscal 2019, VF adopted ASU 2017-07, "Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Costs" and restated the prior periods to conform to current year presentation. For the three months ended March 2018, operating income decreased and other income (expense), net increased by $1.3 million. For the twelve months ended March 2018, operating income increased and other income (expense), net decreased by $5.1 million.

(b) Amounts have been calculated using unrounded numbers.

VF CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March	March
	2019	2018
ASSETS
Current assets
Cash and equivalents	$543,011	$680,762
Accounts receivable, net	1,708,796	1,408,587
Inventories	1,943,030	1,861,441
Other current assets	478,620	732,533
Total current assets	4,673,457	4,683,323
Property, plant and equipment	1,057,268	1,011,617
Goodwill and intangible assets	3,779,161	3,813,329
Other assets	846,899	803,041
Total assets	$10,356,785	$10,311,310

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$665,055	$1,525,106
Current portion of long-term debt	5,263	6,265
Accounts payable	694,733	583,004
Accrued and other current liabilities	1,296,553	1,024,454
Total current liabilities	2,661,604	3,138,829
Long-term debt	2,115,884	2,212,555
Other liabilities	1,280,781	1,271,830
Total liabilities	6,058,269	6,623,214
Stockholders' equity	4,298,516	3,688,096
Total liabilities and stockholders' equity	$10,356,785	$10,311,310

VF CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Twelve Months Ended March
	2019 (a)	2018 (a)
Operating activities
Net income	$1,259,792	$658,553
Impairment of goodwill	—	104,651
Depreciation and amortization	301,005	295,597
Other adjustments	103,426	382,798
Cash provided by operating activities	1,664,223	1,441,599
Investing activities
Business acquisitions, net of cash received	(320,405)	(740,541)
Proceeds from sale of businesses, net of cash sold	430,286	214,968
Capital expenditures	(250,634)	(183,071)
Software purchases	(56,207)	(63,809)
Other, net	(23,672)	8,549
Cash used by investing activities	(220,632)	(763,904)
Financing activities
Net (decrease) increase from short-term borrowings, long-term debt and other	(872,564)	965,311
Purchases of treasury stock	(150,676)	(1,012,341)
Cash dividends paid	(767,061)	(693,339)
Proceeds from issuance of Common Stock, net of shares withheld for taxes	199,296	130,627
Cash used by financing activities	(1,591,005)	(609,742)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	14,811	12,957
Net change in cash, cash equivalents and restricted cash	(132,603)	80,910
Cash, cash equivalents and restricted cash - beginning of period	689,190	608,280
Cash, cash equivalents and restricted cash - end of period	$556,587	$689,190

(a) The cash flows related to discontinued operations have not been segregated, and are included in the Condensed Consolidated Statements of Cash Flows.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Three Months Ended March			% Change Constant Currency (a)	% Change Organic (b)	% Change Constant Currency and Organic (a) (b)
	2019	2018	% Change
Segment revenues
Outdoor	$1,001,316	$888,039	13%	17%	5%	9%
Active	1,142,314	1,071,598	7%	10%	12%	16%
Work	453,001	442,258	2%	4%	6%	7%
Jeans	597,253	623,266	(4)%	(1)%	(4)%	(1)%
Other (c)	19,085	20,285	(6)%	(6)%	(6)%	(6)%
Total segment revenues	$3,212,969	$3,045,446	6%	9%	6%	9%

Segment profit (loss)
Outdoor	$31,790	$44,673	(29)%	(21)%
Active	232,599	237,620	(2)%	1%
Work	45,018	40,024	12%	13%
Jeans	47,991	103,805	(54)%	(65)%
Other (c)	(2,091)	(3,074)	32%	32%
Total segment profit	355,307	423,048	(16)%	(16)%
Corporate and other expenses	(167,439)	(107,750)	55%	56%
Interest, net	(12,181)	(21,165)	(42)%	(42)%
Income from continuing operations before income taxes	$175,687	$294,133	(40)%	(41)%

The business segment information provided above reflects changes in VF's operating structure during the first quarter of fiscal 2019. These changes have been made to all periods presented and had no impact on VF's consolidated results of operations.

(a) Refer to constant currency definition on the following pages.

(b) Excludes acquisitions representing the operating results of Icebreaker® and Altra® for the three months ended March 2019. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business for the three months ended March 2018. Refer to Non-GAAP financial information on "Reconciliation of Select Non-GAAP Measures - Three and Twelve Months Ended March 2019" and "Reconciliation of Select Non-GAAP Measures - Three and Twelve Months Ended March 2018" pages for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes sales of non-VF products at VF Outlet™ stores and results from transition services related to the sale of the Nautica® and Reef® brand businesses.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Twelve Months Ended March			% Change Constant Currency (a)	% Change Organic (b)	% Change Constant Currency and Organic (a) (b)
	2019	2018	% Change
Segment revenues
Outdoor	$4,649,024	$4,261,945	9%	10%	4%	5%
Active	4,721,792	4,054,487	16%	18%	18%	19%
Work	1,862,017	1,342,004	39%	39%	6%	6%
Jeans	2,491,769	2,586,559	(4)%	(2)%	(4)%	(2)%
Other (c)	124,058	111,288	11%	11%	11%	11%
Total segment revenues	$13,848,660	$12,356,283	12%	13%	7%	8%

Segment profit (loss)
Outdoor	$544,425	$508,760	7%	9%
Active	1,125,709	894,212	26%	27%
Work	220,670	165,952	33%	33%
Jeans	300,502	395,822	(24)%	(28)%
Other (c)	457	(3,969)	*	*
Total segment profit	2,191,763	1,960,777	12%	12%
Corporate and other expenses	(578,934)	(432,689)	34%	34%
Interest, net	(85,425)	(86,857)	(2)%	(2)%
Income from continuing operations before income taxes	$1,527,404	$1,441,231	6%	6%

The business segment information provided above reflects changes in VF's operating structure during the first quarter of fiscal 2019. These changes have been made to all periods presented and had no impact on VF's consolidated results of operations.

(a) Refer to constant currency definition on the following pages.

(b) Excludes acquisitions representing the operating results of Icebreaker® and Altra® for the twelve months ended March 2019 and the operating results of Williamson-Dickie for the six months ended September 2018. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business, through the respective dates of sale for the three months ended December 2018, and for the six months ended March 2018. Refer to Non-GAAP financial information on "Reconciliation of Select Non-GAAP Measures - Three and Twelve Months Ended March 2019" and "Reconciliation of Select Non-GAAP Measures - Three and Twelve Months Ended March 2018" pages for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes sales of non-VF products at VF Outlet™ stores and results from transition services related to the sale of the Nautica® and Reef® brand businesses.

* Calculation not meaningful

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information – Constant Currency Basis
(Unaudited)
(In thousands)

	Three Months Ended March 2019
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,001,316	$36,902	$1,038,218
Active	1,142,314	40,736	1,183,050
Work	453,001	5,219	458,220
Jeans	597,253	18,614	615,867
Other	19,085	—	19,085
Total segment revenues	$3,212,969	$101,471	$3,314,440
Segment profit (loss)
Outdoor	$31,790	$3,528	$35,318
Active	232,599	7,623	240,222
Work	45,018	387	45,405
Jeans	47,991	(11,914)	36,077
Other	(2,091)	—	(2,091)
Total segment profit	355,307	(376	354,931
Corporate and other expenses	(167,439)	(474)	(167,913)
Interest, net	(12,181)	—	(12,181)
Income from continuing operations before income taxes	$175,687	$(850)	$174,837
Diluted earnings per share growth	(51)%	(50)%	(101)%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF for its foreign revenues and expenses in U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars and on foreign currency-denominated transactions in countries with highly inflationary economies. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation, and measuring foreign currency transactions in highly inflationary economies. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). Similarly, foreign currency transactions in highly inflationary economies, on a constant currency basis, are calculated using exchange rates from the comparable period of the prior year.

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information – Constant Currency Basis
(Unaudited)
(In thousands)

	Twelve Months Ended March 2019
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$4,649,024	$59,504	$4,708,528
Active	4,721,792	44,341	4,766,133
Work	1,862,017	6,685	1,868,702
Jeans	2,491,769	43,403	2,535,172
Other	124,058	—	124,058
Total segment revenues	$13,848,660	$153,933	$14,002,593
Segment profit (loss)
Outdoor	$544,425	$12,623	$557,048
Active	1,125,709	6,200	1,131,909
Work	220,670	600	221,270
Jeans	300,502	(14,022)	286,480
Other	457	—	457
Total segment profit	2,191,763	5,401	2,197,164
Corporate and other expenses	(578,934)	(590)	(579,524)
Interest, net	(85,425)	—	(85,425)
Income from continuing operations before income taxes	$1,527,404	$4,811	$1,532,215
Diluted earnings per share growth	63%	1%	64%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF for its foreign revenues and expenses in U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars and on foreign currency-denominated transactions in countries with highly inflationary economies. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation, and measuring foreign currency transactions in highly inflationary economies. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). Similarly, foreign currency transactions in highly inflationary economies, on a constant currency basis, are calculated using exchange rates from the comparable period of the prior year.

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2019
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended March 2019	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and Other Strategic Business Costs (b)	Impact of Tax Act (c)	Adjusted	Contribution from Acquisitions (d)	Contribution from Divestitures (e)	Adjusted Organic
Revenues	$3,212,969	$—	$—	$—	$3,212,969	$(66,439)	$—	$3,146,530

Gross profit	1,617,538	8,722	14,125	—	1,640,385	(32,982)	—	1,607,403
Percent	50.3%				51.1%			51.1%

Operating income	194,384	56,923	61,257	—	312,564	(7,099)	—	305,465
Percent	6.0%				9.7%			9.7%

Other income (expense), net	(6,516)	160	—	—	(6,356)	6	—	(6,350)

Diluted earnings per share from continuing operations (f)	0.32	0.11	0.13	0.03	0.60	(0.01)	—	0.59

Twelve Months Ended March 2019	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and Other Strategic Business Costs (b)	Impact of Tax Act (c)	Adjusted	Contribution from Acquisitions (d)	Contribution from Divestitures (e)	Adjusted Organic
Revenues	$13,848,660	$—	$—	$—	$13,848,660	$(696,353)	$(3,855)	$13,148,452

Gross profit	7,021,179	28,307	17,637	—	7,067,123	(308,816)	(1,322)	6,756,985
Percent	50.7%				51.0%			51.4%

Operating income	1,675,840	153,719	78,928	—	1,908,487	(73,849)	857	1,835,495
Percent	12.1%				13.8%			14.0%

Other income (expense), net	(63,011)	37,012	—	—	(25,999)	138	1	(25,860)

Diluted earnings per share from continuing operations (f)	3.14	0.38	0.17	0.09	3.78	(0.15)	—	3.64

(a) Transaction and deal related costs include acquisition and integration costs related to the acquisitions of Williamson-Dickie and the Icebreaker® and Altra® brands, and divestiture costs related to the sale of the Reef® brand, which totaled $8.3 million and $41.9 million for the three and twelve months ended March 2019, respectively. The costs also include separation and related expenses associated with the planned spin-off of the Jeans business of $48.7 million and $111.5 million for the three and twelve months ended March 2019, respectively. Additionally, the costs include non-operating losses on sale related to the divestitures of the Reef® brand and Van Moer business, totaling $36.8 million in the twelve months ended March 2019. The transaction and deal related costs resulted in a net tax benefit of $13.4 million and $39.7 million in the three and twelve months ended March 2019, respectively.

(b) Relocation and other strategic business costs for the three and twelve months ended March 2019 include costs associated with the relocation of VF’s global headquarters and certain brands to Denver, Colorado, which totaled $30.7 million and $47.4 million for the three and twelve months ended March 2019, respectively. The costs also include those related to strategic business decisions to cease operations in Argentina and planned business model changes in certain other countries in South America, which totaled $30.5 million and $31.5 million for the three and twelve months ended March 2019, respectively. The relocation and other strategic business costs resulted in a net tax benefit of $7.9 million and $12.2 million for the three and twelve months ended March 2019, respectively.

(c) On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (“Tax Act”). Measurement period adjustments related to the provisional net charge and subsequent adjustments related to published Tax Act regulations were recorded during the three and twelve months ended March 2019, resulting in net tax expense of $13.9 million and $37.2 million, respectively.

(d) The contribution from acquisitions represents the operating results of Williamson-Dickie through the one-year anniversary of the acquisition, the operating results of Icebreaker® beginning on the acquisition date of April 3, 2018 and the operating results of Altra® beginning on the acquisition date of June 1, 2018. The operating results of all acquisitions exclude transaction and deal related costs. The contribution from acquisitions resulted in tax expense of $2.1 million and $15.6 million for the three and twelve months ended March 2019, respectively.

(e) The contribution from divestitures represents the operating results of the Reef® brand and Van Moer business through the respective dates of sale for the three months ending December 2018. The operating results of all divestitures exclude transaction and deal related costs. The contribution from divestitures resulted in a tax benefit of $0.2 million for the twelve months ended March 2019.

(f) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 400,731,000 and 400,496,000 weighted average common shares for the three and twelve months ended March 2019, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of transaction and deal related costs, relocation and other strategic business costs and the provisional impact of tax reform, and on an adjusted organic basis, which excludes the operating results of Williamson-Dickie (for the six months ended September 2018), Icebreaker®, Altra®, Reef ® (for the three months ending December 2018) and the Van Moer business (for the three months ending December 2018). Contribution from acquisitions and divestitures also excludes transaction and deal related costs. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2018
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended March 2018	As Reported under GAAP	Transaction and Deal Related Costs (a)	Impact of Tax Act (b)	Adjusted	Contribution from Divestitures (c)	Adjusted Organic
Revenues	$3,045,446	$—	$—	$3,045,446	$(66,016)	$2,979,430

Gross profit	1,539,111	6,492	—	1,545,603	(29,694)	1,515,909
Percent	50.5%			50.8%		50.9%

Operating income	310,065	18,605	—	328,670	(12,827)	315,843
Percent	10.2%			10.8%		10.6%

Diluted earnings per share from continuing operations (d)	0.65	0.03	(0.01)	0.67	(0.03)	0.64

Twelve Months Ended March 2018	As Reported under GAAP	Transaction and Deal Related Costs (a)	Impact of Tax Act (b)	Adjusted	Contribution from Divestitures (c)	Adjusted Organic
Revenues	$12,356,283	$—	$—	$12,356,283	$(92,854)	$12,263,429

Gross profit	6,248,612	10,127	—	6,258,739	(38,221)	6,220,518
Percent	50.6%			50.7%		50.7%

Operating income	1,529,887	44,470	—	1,574,357	(10,290)	1,564,067
Percent	12.4%			12.7%		12.8%

Diluted earnings per share from continuing operations (d)	1.92	0.07	1.15	3.14	(0.02)	3.12

(a) Transaction and deal related costs include acquisition and integration costs related to the acquisition of Williamson-Dickie and the Icebreaker® and Altra® brands, additional cost of goods sold recognized by Williamson-Dickie due to fair value inventory adjustments calculated as part of the purchase price accounting and a non-operating net benefit from hedging the purchase price of Icebreaker®. The transaction and deal related costs resulted in a net tax benefit of $3.3 million and $6.9 million in the three and twelve months ended March 2018, respectively.

(b) On December 22, 2017, the U.S. government enacted the Tax Act. The transitional impact of the Tax Act resulted in a provisional net charge of $465.5 million for the three months ended December 2017. Measurement period adjustments related to the provisional net charge were recorded during the three months ended March 2018, resulting in a tax benefit of $5.1 million in the three months ended March 2018 and a net charge of $460.4 million for the twelve months ended March 2018.

(c) The contribution from divestitures represents the operating results of the Reef® brand and Van Moer business for the three and six months ending March 2018. The contribution from divestitures resulted in a tax expense of $2.1 million and $1.8 million for the three and twelve months ended March 2018.

(d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impact was calculated using 401,276,000 and 399,888,000 weighted average common shares for the three and twelve months ended March 2018, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis which excludes the provisional impact of tax reform and transaction and deal related expenses, and on an adjusted organic basis, which excludes the operating results of Reef ® and the Van Moer business (for the three and six months ending March 2018). These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2019, VF Excluding Kontoor Brands
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended March 2019	VF Adjusted (a)	Kontoor Brands (b)	Kontoor Brands - Transaction and Deal Related Costs, and Other Strategic Business Costs (c)	Kontoor Brands - Adjusted	VF Adjusted Excluding Kontoor Brands Adjusted	Contribution from Acquisitions and Divestitures (d)	VF Adjusted Organic Excluding Kontoor Brands Adjusted
Revenues	$3,212,969	$(635,989)	$—	$(635,989)	$2,576,980	$(66,439)	$2,510,541

Gross profit	1,640,385	(246,113)	(11,886)	(257,999)	1,382,386	(32,982)	1,349,404
Percent	51.1%				53.6%		53.7%

Operating income	312,564	(51,167)	(31,498)	(82,665)	229,899	(7,099)	222,800
Percent	9.7%				8.9%		8.9%

Twelve Months Ended March 2019	VF Adjusted (a)	Kontoor Brands (b)	Kontoor Brands - Transaction and Deal Related Costs, and Other Strategic Business Costs (c)	Kontoor Brands - Adjusted	VF Adjusted Excluding Kontoor Brands Adjusted	Contribution from Acquisitions and Divestitures (d)	VF Adjusted Organic Excluding Kontoor Brands Adjusted
Revenues	$13,848,660	$(2,676,591)	$—	$(2,676,591)	$11,172,069	$(700,208)	$10,471,861

Gross profit	7,067,123	(1,082,735)	(13,160)	(1,095,895)	5,971,228	(310,138)	5,661,090
Percent	51.0%				53.4%		54.1%

Operating income	1,908,487	(321,372)	(54,704)	(376,076)	1,532,411	(72,992)	1,459,419
Percent	13.8%				13.7%		13.9%

(a) Excludes the impact of transaction and deal related costs, relocation and other strategic business costs from VF's reported gross profit and operating income. Refer to Non-GAAP financial information on the "Reconciliation of Select Non-GAAP Measures - Three and Twelve Months Ended March 2019" page for additional information.

(b) Kontoor Brands includes historical results of VF's Jeans reportable segment, Wrangler® RIGGS brand (included in the Work reportable segment) and VF Outlet™ business (included in the Other category presented in the reconciliation of reportable segment results). The results shown above are not indicative of the results for Kontoor Brands as a standalone entity or VF's discontinued operations view of consolidated results after the separation of Kontoor Brands is complete.

(c) Costs include separation and related expenses associated with the planned spin-off of the Jeans business and costs related to strategic business decisions to cease operations in Argentina that were recorded by the Jeans business.

(d) The contribution from acquisitions represents the operating results of Williamson-Dickie through the one-year anniversary of the acquisition, the operating results of Icebreaker® beginning on the acquisition date of April 3, 2018 and the operating results of Altra® beginning on the acquisition date of June 1, 2018. The contribution from divestitures represents the operating results of the Reef® brand and Van Moer business through the respective dates of sale for the three months ending December 2018. The operating results of all acquisitions and divestitures exclude transaction and deal related costs. Refer to Non-GAAP financial information on the "Reconciliation of Select Non-GAAP Measures - Three and Twelve Months Ended March 2019" page for additional information.

Non-GAAP Financial Information

The financial information above has been presented on an adjusted basis, which excludes the impact of transaction and deal related costs, relocation and other strategic business costs and the results of Kontoor Brands, and on an adjusted organic basis, which excludes the operating results of Williamson-Dickie (for the six months ended September 2018), Icebreaker®, Altra®, Reef ® (for the three months ending December 2018) and the Van Moer business (for the three months ending December 2018). Contribution from acquisitions and divestitures also excludes transaction and deal related costs. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2018, VF Excluding Kontoor Brands
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended March 2018	VF Adjusted (a)	Kontoor Brands (b)	VF Adjusted Excluding Kontoor Brands	Contribution from Divestitures (c)	VF Adjusted Organic Excluding Kontoor Brands
Revenues	$3,045,446	$(659,832)	$2,385,614	$(66,016)	2,319,598

Gross profit	1,545,603	(290,779)	1,254,824	(29,694)	1,225,130
Percent	50.8%		52.6%		52.8%

Operating income	328,670	(106,265)	222,405	(12,827)	209,578
Percent	10.8%		9.3%		9.0%

Twelve Months Ended March 2018	VF Adjusted (a)	Kontoor Brands (b)	VF Adjusted Excluding Kontoor Brands	Contribution from Divestitures (c)	VF Adjusted Organic Excluding Kontoor Brands
Revenues	$12,356,283	$(2,762,879)	$9,593,404	$(92,854)	9,500,550

Gross profit	6,258,739	(1,170,176)	5,088,563	(38,221)	5,050,342
Percent	50.7%		53.0%		53.2%

Operating income	1,574,357	(410,363)	1,163,994	(10,290)	1,153,704
Percent	12.7%		12.1%		12.1%

(a) Excludes the impact of transaction and deal related costs, relocation and other strategic business costs from VF's reported gross profit and operating income. Refer to Non-GAAP financial information on the "Reconciliation of Select Non-GAAP Measures - Three and Twelve Months Ended March 2018" page for additional information.

(b) Kontoor Brands includes historical results of VF's Jeans reportable segment, Wrangler® RIGGS brand (included in the Work reportable segment) and VF Outlet™ business (included in the Other category presented in the reconciliation of reportable segment results). The results shown above are not indicative of the results for Kontoor Brands as a standalone entity or VF's discontinued operations view of consolidated results after the separation of Kontoor Brands is complete. Note: there were no adjustments to Kontoor Brands in the three or twelve months ended March 2018.

(c) The contribution from divestitures represents the operating results of the Reef® brand and Van Moer business for the three and six months ending March 2018. Refer to Non-GAAP financial information on the "Reconciliation of Select Non-GAAP Measures - Three and Twelve Months Ended March 2018" page for additional information.

Non-GAAP Financial Information

The financial information above has been presented on an adjusted basis which excludes transaction and deal related expenses and the results of Kontoor Brands, and on an adjusted organic basis, which excludes the operating results of Reef ® and the Van Moer business (for the three and six months ending March 2018). These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Top 5 Brand Revenue Information
(Unaudited)

	Three Months Ended March 2019				Twelve Months Ended March 2019
Top 5 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	21%	2%	8%	14%	30%	10%	25%	24%
% change constant currency*	22%	10%	13%	18%	30%	12%	26%	26%
The North Face®
% change	10%	5%	8%	8%	8%	11%	13%	9%
% change constant currency*	10%	14%	13%	11%	8%	14%	16%	10%
Timberland®
% change	6%	(3)%	2%	1%	4%	(2)%	(2)%	0%
% change constant currency*	7%	5%	6%	6%	4%	0%	0%	2%
Wrangler®
% change	3%	(11)%	(9)%	0%	1%	(9)%	(8)%	(1)%
% change constant currency*	4%	(3)%	0%	3%	2%	(6)%	(1)%	1%
Lee®
% change	(7)%	(18)%	(1)%	(8)%	(8)%	(9)%	0%	(7)%
% change constant currency*	(6)%	(11)%	5%	(4)%	(7)%	(6)%	3%	(5)%

*Refer to constant currency definition on previous pages.

VF CORPORATION
Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

	Three Months Ended March 2019				Twelve Months Ended March 2019
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Geographic Revenue Growth
U.S.	8%	8%	8%	8%	13%	13%	9%	9%
EMEA	(1)%	8%	0%	8%	8%	10%	4%	6%
APAC	6%	11%	4%	9%	15%	17%	8%	10%
China	14%	20%	14%	20%	22%	24%	17%	20%
Americas (non-U.S.)	13%	21%	11%	19%	14%	21%	4%	11%
International	3%	10%	2%	10%	10%	13%	5%	8%
Global	6%	9%	6%	9%	12%	13%	7%	8%

	Three Months Ended March 2019				Twelve Months Ended March 2019
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Channel Revenue Growth
Wholesale (b)	5%	8%	5%	9%	11%	13%	6%	7%
Direct-to-Consumer	8%	11%	6%	9%	14%	15%	11%	12%
Digital	21%	24%	17%	20%	32%	33%	24%	25%

	As of March
	2019 (c)	2018
DTC Store Count
Total	1,551	1,483

*Refer to constant currency definition on previous pages.

(a) Excludes acquisitions representing the operating results of Icebreaker® and Altra® for the three and twelve months ended March 2019 and the operating results of Williamson-Dickie for the six months ended September 2018. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business, through the respective dates of sale for the three months ended December 2018, and for the three and six months ended March 2018. Refer to Non-GAAP financial information on "Reconciliation of Select Non-GAAP Measures - Three and Twelve Months Ended March 2019" and "Reconciliation of Select Non-GAAP Measures - Three and Twelve Months Ended March 2018" pages for additional information.

(b) Royalty revenues are included in the wholesale channel for all periods.

(c) The March 2019 DTC store count includes 34 Icebreaker® and Altra® stores.

VF CORPORATION
Supplemental Financial Information
Geographic and Channel Revenue Information, VF Excluding Kontoor Brands
(Unaudited)

	Three Months Ended March 2019				Twelve Months Ended March 2019
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Geographic Revenue Growth (b)
U.S.	11%	11%	12%	12%	19%	19%	13%	13%
EMEA	2%	10%	2%	10%	10%	12%	6%	8%
APAC	9%	13%	5%	10%	19%	20%	11%	12%
China	19%	25%	19%	25%	29%	31%	22%	25%
Americas (non-U.S.)	18%	24%	15%	22%	23%	28%	10%	16%
International	5%	12%	5%	12%	14%	16%	7%	10%
Global	8%	12%	8%	12%	16%	18%	10%	11%

	Three Months Ended March 2019				Twelve Months Ended March 2019
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Channel Revenue Growth (b)
Wholesale (c)	7%	11%	9%	13%	17%	18%	9%	10%
Direct-to-Consumer	9%	12%	7%	10%	16%	17%	12%	13%
Digital	22%	26%	18%	22%	34%	35%	25%	26%

	As of March
	2019 (d)	2018
DTC Store Count (e)
Total	1,407	1,337

*Refer to constant currency definition on previous pages.

(a) Excludes acquisitions representing the operating results of Icebreaker® and Altra® for the three and twelve months ended March 2019 and the operating results of Williamson-Dickie for the six months ended September 2018. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business, through the respective dates of sale for the three months ended December 2018, and for the three and six months ended March 2018. Refer to Non-GAAP financial information on "Reconciliation of Select Non-GAAP Measures - Three and Twelve Months Ended March 2019" and "Reconciliation of Select Non-GAAP Measures - Three and Twelve Months Ended March 2018" pages for additional information.

(b) All percentages exclude the historical results of VF's Jeans reportable segment, Wrangler® RIGGS brand (included in the Work reportable segment) and VF Outlet™ business (included in the Other category presented in the reconciliation of reportable segment results).

(c) Royalty revenues are included in the wholesale channel for all periods.

(d) The March 2019 DTC store count includes 34 Icebreaker® and Altra® stores.

(e) Excludes Wrangler®, Lee® and VF Outlet™ stores.

CONTACT:
VF Corporation
Joe Alkire, 336-424-7711
Vice President, Corporate Development, Investor Relations and Treasury
or
Craig Hodges, 336-424-5636
Vice President, Corporate Affairs